Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2011 appearing in the Annual Report on Form 11-K of Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2010.

/s/ FISCHER CUNNANE & ASSOCIATES LTD
FISCHER CUNNANE & ASSOCIATES LTD
West Chester, Pennsylvania
July 28, 2011